Exhibit 99.1

VCA Inc. Reports First Quarter 2016 Results and Increases Financial Guidance for 2016

  Revenue increased 12.8% to a first quarter record of $563.4 million
  Gross profit increased 20.1% to $136.8 million
  Operating income increased 24.5% to $86.1 million
  Diluted earnings per common share increased 23.9% to $0.57
  Non-GAAP diluted earnings per common share increased 32.0% to $0.66

LOS ANGELES--(BUSINESS WIRE)--April 27, 2016--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the first quarter ended March 31, 2016, as follows: revenue increased 12.8% to a first quarter record of $563.4 million; gross profit increased 20.1% to $136.8 million; operating income increased 24.5% to $86.1 million; net income increased 20.7% to $46.2 million; diluted earnings per common share increased 23.9% to $0.57.

Excluding acquisition-related amortization expense, transaction expenses related to the acquisition of Companion Animal Practices, North America (“CAPNA”) and other discrete items detailed in this press release, Non-GAAP operating income increased 27.6% to $95.2 million; Non-GAAP net income for the quarter increased 28.9% to $53.7 million; and Non-GAAP diluted earnings per common share for the quarter increased 32.0% to $0.66.

Bob Antin, Chairman and CEO, stated, "We had an outstanding quarter highlighted by 32.0% growth in our adjusted diluted earnings per common share. We have continued to experience increasing organic revenue growth and gross margins in both our core Animal Hospital and Laboratory business segments. Given our results relative to our expectations and our future acquisition pipeline, we are increasing our guidance for the full year ended December 2016.

"Animal Hospital revenue in the first quarter increased 16.7%, to $458.6 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 7.6%. Our same-store gross profit margin increased to 16.4%, from 14.3% in the prior-year quarter and our total gross margin increased to 16.0%, from 14.1% in the prior-year quarter. During the 2016 first quarter, we acquired 24 independent animal hospitals which had historical combined annual revenue of $84.0 million.

"Laboratory revenue increased 13.6%, to $106.7 million. Our Laboratory internal revenue growth increased 9.1% to $102.5 million from $94.0 million; laboratory gross profit margin increased 200 basis points to 53.1%, from 51.1%; and our operating margin increased 190 basis points to 43.5%, from 41.6% in the prior-year quarter."

2016 Guidance

We revise our previously provided guidance as follows:

  Revenue from $2.39 billion to $2.41 billion;
  Net income from $210 million to $218 million;
  Diluted earnings per common share from $2.57 to $2.67; and
  Non-GAAP diluted earnings per common share from $2.82 to $2.92.

The above revised guidance does not include the impact of the CAPNA acquisition. Assuming a closing date during the second quarter of 2016, we estimate an additional $0.03 to $0.04 in 2016 Non-GAAP adjusted diluted earnings per share excluding amortization, transaction and integration costs.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our first quarter 2016 financial results during a conference call today, April 27th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (888) 311-3471. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2016 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; our ability to consummate the acquisition of CAPNA; a material adverse change in the financial condition or operations of either company; the ability to successfully integrate the two companies and achieve expected operating synergies following the transaction; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc. Condensed, Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Animal hospital	$458,623	$393,026
Laboratory	106,727	93,972
All other	19,413	34,227
Intercompany	(21,324)	(21,772)
	563,439	499,453

Direct costs	426,659	385,591

Gross profit:
Animal hospital	73,417	55,484
Laboratory	56,716	47,982
All other	6,910	11,424
Intercompany	(263)	(1,028)
	136,780	113,862

Selling, general and administrative expense:
Animal hospital	12,085	11,221
Laboratory	10,296	8,865
All other	5,299	8,687
Corporate	22,448	15,625
	50,128	44,398

Net loss on sale or disposal of assets	563	335
Operating income	86,089	69,129
Interest expense, net	7,095	4,837
Other (income) expense	(264)	66
Income before provision for income taxes	79,258	64,226
Provision for income taxes	31,536	24,673
Net income	47,722	39,553
Net income attributable to noncontrolling interests	1,495	1,252
Net income attributable to VCA Inc.	$46,227	$38,301
Diluted earnings per share	$0.57	$0.46
Weighted-average shares outstanding for diluted earnings per share	81,523	83,373

VCA Inc. Condensed, Consolidated Balance Sheets (Unaudited) (In thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$74,480	$98,888
Trade accounts receivable, net	79,540	76,634
Inventory	54,961	51,523
Prepaid expenses and other	33,090	30,521
Prepaid income taxes	7,798	24,598
Total current assets	249,869	282,164
Property and equipment, net	540,017	507,753
Other assets:
Goodwill	1,656,389	1,517,650
Other intangible assets, net	114,469	97,377
Notes receivable	5,472	2,194
Deferred financing costs, net	5,699	6,133
Other	97,459	93,994
Total assets	$2,669,374	$2,507,265
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$33,947	$33,623
Accounts payable	46,573	52,337
Accrued payroll and related liabilities	88,510	75,519
Other accrued liabilities	77,417	70,828
Total current liabilities	246,447	232,307
Long-term debt, less current portion	924,322	838,851
Deferred income taxes	131,150	131,478
Other liabilities	39,167	36,084
Total liabilities	1,341,086	1,238,720
Redeemable noncontrolling interests	11,787	11,511
VCA Inc. stockholders’ equity:
Common stock	81	81
Additional paid-in capital	22,681	19,708
Retained earnings	1,321,434	1,275,207
Accumulated other comprehensive loss	(37,789)	(50,034)
Total VCA Inc. stockholders’ equity	1,306,407	1,244,962
Noncontrolling interests	10,094	12,072
Total equity	1,316,501	1,257,034
Total liabilities and equity	$2,669,374	$2,507,265

VCA Inc. Condensed, Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$47,722	$39,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,289	19,797
Amortization of debt issue costs	434	434
Provision for uncollectible accounts	851	1,183
Net loss on sale or disposal of assets	563	335
Share-based compensation	4,906	4,132
Excess tax benefit from stock based compensation	(445)	(791)
Other	4,489	(989)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,339)	(14,570)
Inventory, prepaid expense and other assets	(7,569)	2,862
Accounts payable and other accrued liabilities	(4,802)	(6,954)
Accrued payroll and related liabilities	12,955	14,052
Income taxes	16,855	21,581
Net cash provided by operating activities	93,909	80,625
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(160,385)	(33,652)
Property and equipment additions	(25,806)	(16,526)
Proceeds from sale of assets	12	92
Other	(7,346)	(576)
Net cash used in investing activities	(193,525)	(50,662)
Cash flows from financing activities:
Repayment of debt	(9,678)	(5,165)
Proceeds from revolving credit facility	90,000	—
Distributions to non-controlling interest partners	(1,238)	(1,325)
Purchase of non-controlling interests	(3,730)	(1,483)
Proceeds from issuance of common stock under stock option plans	286	404
Excess tax benefit from stock based compensation	445	791
Repurchase of common stock	(843)	(44,845)
Other	(333)	(80)
Net cash provided (used) in financing activities	74,909	(51,703)
Effect of currency exchange rate changes on cash and cash equivalents	299	(365)
Decrease in cash and cash equivalents	(24,408)	(22,105)
Cash and cash equivalents at beginning of period	98,888	81,383
Cash and cash equivalents at end of period	$74,480	$59,278

VCA Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended March 31,
VCA Inc., to Non-GAAP net income attributable
to VCA Inc. (1)	2016	2015

Net income attributable to VCA Inc.	$46,227	$38,301
Adjustments to Other Long-term liabilities, net of tax (2)	2,040	—
Discrete tax items (3)	1,045	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	587	—
Acquisitions related amortization, net of tax (1)	3,791	3,363
Non-GAAP net income attributable to VCA Inc.	$53,690	$41,664

Table #2	Three Months Ended March 31,
Reconciliation of diluted earnings per share to
Non-GAAP diluted earnings per share (1)	2016	2015

Diluted earnings per share	$0.57	$0.46
Adjustments to Other Long-term liabilities, net of tax (2)	0.02	—
Discrete tax items (3)	0.01	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	0.01	—
Acquisitions related amortization, net of tax (1)	0.05	0.04
Non-GAAP diluted earnings per share	$0.66	$0.50
Shares used for computing diluted earnings per share	81,523	83,373

Table #3	Three Months Ended March 31,
Reconciliation of consolidated gross profit to
Non-GAAP consolidated gross profit (1)	2016	2015

Consolidated gross profit	$136,780	$113,862
Acquisitions related amortization (1)	6,228	5,465
Non-GAAP consolidated gross profit	$143,008	$119,327
Non-GAAP consolidated gross profit margin	25.4%	23.9%

Table #4	Three Months Ended March 31,
Reconciliation of consolidated operating income to
Non-GAAP consolidated operating income (1)	2016	2015

Consolidated operating income	$86,089	$69,129
Adjustments to Other Long-term liabilities (2)	1,954	—
Transaction costs related to the CAPNA acquisition (4)	966	—
Acquisitions related amortization (1)	6,228	5,526
Non-GAAP consolidated operating income	$95,237	$74,655
Non-GAAP consolidated operating margin	16.9%	14.9%

VCA Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)
_________________________________________________
(1)

Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2)

We recorded a non-cash charge to adjust certain long-term liabilities for $3.4 million, or $2.0 million net of tax. $2.0 million of this amount relates to compensation and $1.4 million relates to interest accretion.

(3)	We recorded a tax adjustment to our income tax liabilities for $1.0 million.

(4)	In the first quarter of 2016, we recorded transaction costs of $966,000, or $587,000 net of tax related to our acquisition of CAPNA.

VCA Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

	As of
Table #5	March 31, 2016	December 31, 2015
Selected consolidated balance sheet data
Debt:
Senior term notes	$577,500	$585,000
Revolving credit	322,000	232,000
Other debt and capital leases	58,769	55,474
Total debt	$958,269	$872,474

	Three Months Ended March 31,
Table #6
Selected expense data	2016	2015

Rent expense	$20,864	$18,780

Depreciation and amortization included in direct costs:
Animal hospital	$17,524	$15,962
Laboratory	2,748	2,475
All other	752	940
Intercompany	(586)	(523)
	$20,438	$18,854
Depreciation and amortization included in selling, general and administrative expense	851	943
Total depreciation and amortization	$21,289	$19,797

Share-based compensation included in direct costs:
Laboratory	$177	$161

Share-based compensation included in selling, general and administrative expense:
Animal hospital	784	664
Laboratory	429	366
All other	153	202
Corporate	3,363	2,739
	4,729	3,971
Total share-based compensation	$4,906	$4,132

CONTACT:
VCA Inc.
Tomas Fuller, 310-571-6505
Chief Financial Officer